Exhibit 99.2

THE SEVERANCE PLAN FOR OFFICERS
OF LINCOLN NATIONAL CORPORATION
(Amended and Restated Effective As Of January 1, 2010)

Purpose and Interpretation

The Severance Plan For Officers of Lincoln National Corporation, Amended and Restated Effective as of January 1, 2010, (the “Plan”) is an amendment and restatement of the 2009 Severance Plan For Officers of Lincoln National Corporation that was originally established by the Corporation to provide enhanced severance benefits to Officers of the Corporation during the one-year period beginning on January 1, 2009 through December 31, 2009.  This Amended and Restated Plan reflects the Corporation’s desire to make the Plan ongoing and make certain other changes to the Plan.

The Plan is intended to comply with section 409A of the Internal Revenue Code (the “Code”) enacted by the American Jobs Creation Act of 2004 and the official guidance issued thereunder (the “409A Rules”).  Specifically, this Plan is intended to represent a “separation pay plan” as defined by the 409A Rules.  It is intended that benefits under this Plan shall be paid only in cases of “Job Elimination” as defined below.  The term “Job Elimination” as used in this Plan is an “actual involuntary separation from service” as defined in the 409A Rules.  Notwithstanding any other provision of this Plan to the contrary, this Plan shall be interpreted, operated and administered in a manner consistent with these intentions.

Article I: Definitions

“Applicable Cap” means the lesser of (i) two times the sum of the Officer’s annual rate of pay determined as of December 31st of the calendar year prior to the year in which the Officer is Job Eliminated, or (ii) two times the maximum amount that may be taken into account under a qualified plan pursuant to Code section 401(a)(17) in effect for the calendar year in which the Job Elimination occurs.   In calculating the Applicable Cap, all amounts that are defined as payments under a “separation pay plan” sponsored by the Corporation for an individual Officer are aggregated.

“Cause” shall have the same meaning as used and/or defined in the ERISA Severance Plan.

“Change of Control” shall have the same meaning as used and/or defined in the Change of Control Plan.

“Change of Control Plan” means the Lincoln National Corporation Executive Severance Benefit Plan.

“Corporation” means Lincoln National Corporation and its affiliates and subsidiaries.

“Effective Date” means January 1, 2010.

“ERISA Severance Plan” means the Lincoln National Corporation Severance Pay Plan, Effective March 16, 2009, as amended from time to time.

“Established Compensation” means the Officer’s rate of pay as determined under the guidelines used by his or her respective business unit and is consistent with the rate of pay used for other company benefits (e.g., for annual enrollment, disability coverage, life insurance coverage).

“Job Elimination” shall have the same meaning as used and/or defined in Section 1.05 of the ERISA Severance Plan; except that if the Officer is involuntary terminated by the Corporation for any reason (other than for Cause) within two years of a Change of Control, the Officer shall be deemed “Job Eliminated.”

“Key Employee” shall mean any Officer treated as a “specified employee” under Code section 409A(a)(2)(B)(i), i.e., a “key employee” (as defined in Code section 416(i) without regard to paragraph (5) thereof) as of the date of his or her Job Elimination from the Corporation.  Key Employees shall be determined in accordance with Code section 409A using December 31st as the determination date.  A listing of Key Employees as of any determination date shall be effective for the 12-month period beginning on the April 1st following the determination date.

“Officers” shall mean those officers listed in the Corporate Directory for each Participating Employer.  The list of officers is maintained by the Lincoln Life & Annuity company and is posted on its website at:

http://llinsite.lnc.com/library/corpdir/index.htm.

“Participating Employer” means any affiliate or subsidiary of Lincoln National Corporation that is listed in Appendix A to this Plan.

Article II: Eligibility for Benefits

The benefits provided under this Plan are the Severance Pay benefit described in Article III below, and the Severance Stipend benefit described in Article IV below.  All Officers who are Job Eliminated by the Corporation on or after January 1, 2010 and who meet the conditions set forth below, shall be eligible for Plan benefits.

In order to qualify for the Severance Pay and Severance Stipend benefits, the Officer must be Job Eliminated by the Corporation, as defined above, and must satisfy each of the three (3) conditions set forth below:

(a) The Officer must otherwise be eligible for benefits under the ERISA Severance Plan;

(b) The Officer must remain actively at work until the last day that the Officer’s services are required by the Corporation; and

(c) The Officer must sign an Agreement, Waiver and General Release (or similar release document satisfactory to the Corporation) that becomes effective.

Benefits under this Plan will not be paid unless each of the above requirements of this Article II have been met.

Article III: Amount of Severance Pay

Severance Pay is based on the Officer’s annual base salary or Established Compensation, whichever is higher, in effect at the time of Job Elimination.  Severance Pay is paid for each week of the applicable Severance Period, as provided below:

Officer Title		Severance Period

Officers below CLG	-	26 weeks
CLG	-	39 weeks
SMC	-	52 weeks

See below for more information regarding the coordination of the Severance Pay benefit payable under this Plan, and similar benefits under the ERISA Severance Plan, the Change of Control Plan, or any other plans, programs and arrangements sponsored by the Corporation that pay severance benefits.

IV.  Amount of Severance Stipend

All Officers shall be entitled to receive a cash payment in the amount of $200/week for each week of the Severance Period, as determined pursuant to Article III above.

Officers below CLG	-	$5,200
CLG	-	$7,800
SMC	-	$10,400

See below for more information regarding the coordination the Severance Stipend benefit payable under this Plan, and similar benefits under the ERISA Severance Plan, the Change of Control Plan, or any other plans, programs and arrangements sponsored by the Corporation that pay severance benefits.

V.  Timing of Payments

In general, payments under the Plan will be paid, or begin to be paid, as soon as practical after the date the Officer becomes eligible for benefits as described in Article II above, but in no event later than 90 days after the date of Job Elimination.  However, for amounts in excess of the Applicable Cap (as defined in Article I above) that are payable to a Key Employee, or any amount of Plan benefits payable to an Officer covered under the Change of Control Plan who is also a Key Employee, benefits under this Plan will begin to be paid no earlier than the first day of the month that is a full six months after the date of the Officer’s Job Elimination.  No interest or other compensation will be paid to the Officer in consideration of such delay.

VI.  Form of Payment

Severance Pay.  Except as provided below, Severance Pay is paid bi-weekly.  In no event shall Severance Pay be paid later than December 31st of the second calendar year following the calendar year in which the Job Elimination occurs.

Severance Stipend.  The Severance Stipend is paid in a cash lump sum.

Rule for Key Employees Covered under the Change of Control Plan.  Not withstanding the foregoing, any Severance Pay or the Severance Stipend payable under this Plan to any Officer who is covered under the Change of Control Plan and who is also a “Key Employee” will always be paid in the same time and manner (distribution form) as the benefit described in Section 5(b) of the Change of Control Plan.

VII.  Coordination With Other Plans, Programs & Arrangements

Any Severance Pay or Severance Stipend payable pursuant to this Plan is not eligible to be contributed to any of the Corporation’s qualified savings or 401(k) plans, nor eligible to be deferred under a non-qualified savings or deferred compensation arrangement.  No Severance Pay or Severance Stipend is considered in the calculation of any qualified or non-qualified defined benefit plan benefits.

Any amounts of Severance Pay and Severance Stipend payable under this Plan shall be reduced by, or offset by, on a dollar-for-dollar basis, any benefits that may also be payable to the Officer under the ERISA Severance Plan.  In addition, if the Officer is also eligible, for benefits pursuant to the terms of the Change of Control Plan, then any amount of Severance Pay and Severance Stipend payable to the Officer under this Plan shall offset or reduce the amount payable to the Officer under the Change of Control Plan.  The purpose of this paragraph is to prevent “double-dipping,” or the payment of duplicative severance benefits under one or more plans sponsored by the Corporation.

Except as expressly provided in this paragraph, this Plan does not amend or otherwise modify the provisions of any of the plans, programs, arrangements or agreements established, maintained or entered into by the Corporation for the purpose of providing benefits to employees.  The Corporation reserves the right to amend or terminate this Plan at any time.

APPENDIX A

Participating Employers
As of January 1, 2010

California Fringe Benefit & Insurance and Marketing Corp.

First Penn-Pacific Life Insurance Company

LFA Limited Liability Co.

LFA Management Corporation

Lincoln Financial Advisors Corporation

Lincoln Financial and Insurance Services Corporation

Lincoln Life & Annuity Company of New York

Lincoln National Corporation

Lincoln National Management Corporation

The Lincoln National Life Insurance Company